Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 25, 2019 in the Registration Statement on Form F-1 and related Prospectus of Gamida Cell Ltd. dated June 24, 2019.

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 24, 2019	A Member of Ernst & Young Global